Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Amendment No. 25, Establishment of New Share Class (Class T Shares of Voya Investment Grade Credit Fund, Voya Securitized Credit Fund, and Voya Target Retirement Funds), effective January 12, 2017 to the Declaration of Trust of Voya Separate Portfolios Trust dated March 2, 2007 – Filed as an exhibit to Post-Effective Amendment No. 67 to the Registrant’s Form N-1A Registration Statement on May 24, 2017 and incorporated herein by reference.